☒ PLEASE MARK VOTES AS IN THIS EXAMPLE		REVOCABLE PROXY FIRST STAR BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS             , 2012

The undersigned hereby appoints                      and                     , with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the special meeting, including any matters incidental to the conduct of the special meeting or otherwise, all the shares of First Star Bancorp common stock and preferred stock held of record by the undersigned at the close of business on             , 2012, at the special meeting of shareholders, to be held on             , 2012, and at any and all adjournments or postponements thereof. The board of directors recommends a vote “FOR” each of the listed proposals.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders(s). If no direction is made, this proxy will be voted FOR each of proposals set forth herein. If any other business is presented at such meeting, including any matters incidental to the conduct of the meeting or otherwise, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.

1.      To approve and adopt an amendment to First Star Bancorp, Inc.’s Articles of Incorporation to provide that the provisions of Article 13 of the Articles of Incorporation shall not apply to the transaction with ESSA Bancorp, Inc. as contemplated by that certain agreement and plan of merger by and between First Star Bancorp, Inc. and ESSA Bancorp, Inc., dated as of December 21, 2011, as amended.

			For ☐	Against ☐	Abstain ☐

2.      To approve and adopt the Agreement and Plan of Merger by and between ESSA Bancorp, Inc. and First Star Bancorp, Inc., dated as of December 21, 2011, as amended, and the transactions contemplated by the merger agreement.

			For ☐	Against ☐	Abstain ☐

3.      To approve the adjournment of the special meeting, if necessary, to another time or place for the purpose of soliciting additional proxies, in order to adopt the merger agreement and the merger or otherwise.

			For ☐	Against ☐	Abstain ☐

INSTRUCTIONS: To vote for either proposal, mark the box “For” with an “X”. To vote against either proposal, mark the box “Against” with an “X”. To abstain from voting, mark the box “Abstain” with an “X”.

Please be sure to sign and date this Proxy in the box below.

This proxy may be revoked at any time before it is voted on by delivering to the Secretary of First Star Bancorp, Inc. on or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of First Star Bancorp, Inc. common stock and preferred stock, or by attending the special meeting and voting in person. Attendance at the special meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of the persons named in this proxy shall be deemed terminated and of no further force and effect.

Shareholder sign above	Co-holder (if any) sign above	Date

Detach above card, sign, date and mail in postage paid envelope provided

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt from First Star Bancorp, Inc., prior to the execution of this proxy, of the Notice of Special Meeting scheduled to be held on             , 2012 and the Proxy Statement dated             , 2012.

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED